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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                  July 1, 1996
                                 Date of Report
                        (Date of earliest event reported)




                             INTERPOINT CORPORATION
             (Exact name of registrant as specified in its charter)

          Washington                     0-11069                 91-0850556
(State or other jurisdiction       (Commission File No.)       (IRS Employer
      of incorporation)                                     Identification No.)


                               10301 Willows Road
                            Redmond, Washington 97005
          (Address of principal executive offices, including zip code)

                                 (206) 882-3100
              (Registrant's telephone number, including area code)
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ITEM 5.       OTHER EVENTS

         On July 1, 1996, Interpoint Corporation ("Interpoint") entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among Crane Co. ("Crane"), a Delaware corporation, Interpoint and Crane Acquisition Corp., a Washington corporation and a wholly owned subsidiary of Crane ("Acquisition Corp."), pursuant to which Acquisition Corp. will be merged (the "Merger") with and into Interpoint. Before the closing of the Merger, Interpoint will spin off its Advanced Digital Information Corporation ("ADIC") data storage subsidiary as a separate Nasdaq-listed company, the shares of which will be distributed to Interpoint shareholders. In the Merger, outstanding shares of Interpoint common stock will be converted in the aggregate into shares of Crane common stock having a value of $59 million less the amount of Interpoint oustanding debt and certain other balance sheet adjustments. The number of shares of Crane common stock to be issued in the Merger will be based on the average trading price of the Crane common stock for the ten trading days before the closing of the Merger. Pursuant to the Merger Agreement, Interpoint is obligated to terminate its existing stock option plans and must use its best efforts to terminate all underlying stock options in exchange for cash payments.

         The closing of the Merger is subject to, among other things, approval of the Merger Agreement by Interpoint shareholders by a two-thirds vote. A proxy statement describing the transaction is expected to be mailed to all Interpoint shareholders within approximately 60 days. The Interpoint shareholders' meeting and the closing of the Merger are expected to occur in late September 1996.

         Crane will file a Registration Statement on Form S-4 with the Securities and Exchange Commission registering the shares of Crane common stock to be issued to Interpoint shareholders in the Merger.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      Exhibits

         Exhibit Number    Description
         --------------    -----------
             2.1           Agreement and Plan of Merger among Crane Co.,
                           Interpoint Corporation and Crane Acquisition Corp.
                           dated as of July 1, 1996

             99.1          Press Release issued July, 1, 1996


                                                                         Page 3
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                                    SIGNATURE

         Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            INTERPOINT CORPORATION


Dated:  July 2, 1996
                                 By /s/ Peter H. van Oppen
                                    ----------------------
                                    Peter H. van Oppen, Chief Executive Officer


                                                                         Page 4
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                                INDEX TO EXHIBITS

             Exhibit
             Number        Description                                                Page No.
             ------        -----------                                                --------
             2.1           Agreement and Plan of Merger among Crane Co.,
                           Interpoint Corporation and Crane Acquisition Corp.
                           dated as of July 1, 1996

             99.1          Press Release issued July, 1, 1996


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